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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 23, 2006

                              AMEDIA NETWORKS, INC.
             3(Exact name of registrant as specified in its charter)

----------------------------- --------------------------- ----------------------
          Delaware                     0-22055                  11-3223672
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)
----------------------------- --------------------------- ----------------------


                   2 CORBETT WAY, EATONTOWN, NEW JERSEY 07724
          (Address of principal executive offices, including Zip Code)

                                 (732) 440-1992
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

        The information set forth under Item 2.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT;

        On October 23, 2006 (the "Initial Closing Date"), pursuant to the terms of a Bridge Loan Agreement, dated as of October 10, 2006 (the "Loan Agreement"), Amedia Networks, Inc. (the "Company") obtained a short-term working capital loan (hereinafter, the "Loan"; together with any subsequent Loan, the "Loans") in the gross amount of $600,000 from two institutional investors, of which $500,000 was advanced by Double U Master Fund L.P. and $100,000 was advanced by Alpha Capital Anstalt. The Loan was made in response to the Company's offer (the "Offer") to the purchasers of its Series A 7% Convertible Preferred Stock issued in August 2004 (hereinafter the "Series A Shares") and its Series B 8% Convertible Preferred Stock issued in April-May 2005 (hereinafter the "Series B Shares") to reinstate elements of the anti-dilution price protection that was originally included in the agreements (such protection, respectively, the "Price Protection Provisions") with the purchasers of these securities in consideration of new Loans that these investors make to the Company. By their terms, the relevant Price Protection Provisions expired in August 2005 with respect to the Series A Shares and in August 2006 with respect to the Series B Shares. Under the Company's offer, each investor who advances a Loan to the Company (each, a "Qualified Investor") will have the benefit of the relevant Price Protection Provisions with respect to THREE times the amount that is advanced to the Company by that Qualified Investor (hereinafter, the "Protected Amount") in connection with a Loan. Under the terms of the Offer, the Price Protection Provisions will be operative with respect to Series A Shares and/or Series B Shares, as well as the warrants issued in connection therewith that are held by such Qualified Investor on the day on which the Loan is advanced to the Company from that closing date through August 31, 2007 (the "Current Protection Period"). The Company's Offer is being made to obtain Loans for up to a maximum of $2 million in advances by Qualified Investors. Investors currently have through October 31, 2006 to accept the Company's Offer. Additional Loans, if any, will be advanced to the Company in separate closings subsequent to the Initial Closing Date. Purchasers of the Series A Shares and/or Series B Shares who do not advance any Loans pursuant to the Offer will not have the benefit of the Price Protection Provisions during this period.

        Pursuant to the Loan Agreement, the Loan from each Qualified Investor will be evidenced by the Company's promissory note (each, a "Note" and collectively, "Notes") in the principal amount equal to the amount advanced by such Qualified Investor multiplied by the Applicable Percentage. The "Applicable Percentage" is the percentage which is equal to (x) one hundred percent (100%), plus (y) (1) the percent equal to twenty-four percent (24%), multiplied by (2) the fraction, of which the numerator is the number of days from the closing date of the Loan for the relevant Qualified Investor until February 20, 2007 (the "Stated Maturity Date"), which is 120 days after the Initial Closing Date, and the denominator is 360. Each of the Notes, whether issued on the Initial Closing Date or on a subsequent closing date, is scheduled to mature on the date (the "Maturity Date") which is the earliest of (i) the Stated Maturity Date, (ii) the date on which the Company consummates a subsequent financing that generates, on a cumulative basis with all other financings after the Initial Closing Date (except for the proceeds of the Loans and certain other limited specific exceptions provided in the Notes), gross proceeds to the Company of at least $2 million (the "Subsequent Capital Financing") or (iii) the date on which a holder of a Note accelerates payment of the Note while there is an Event of Default existing. Prior to the Maturity Date, the Company may, at its option, prepay the Notes in whole or in part. If not paid at maturity, interest on the Notes will accrue at 14% per annum from the Maturity Date until the actual date of payment. The Company currently anticipates that in order to complete a Subsequent Capital Financing it will need to obtain the consent of the holders of 66.67% of the aggregate principal amount of the Senior Secured 8% Convertible Debentures that the Company issued in May 2006 (the "May 2006 Private Placement").

        Under the terms of the Notes, the holder may declare a Note immediately due and payable upon the occurrence of any of the following events of default:
(i) the Company's failure to pay principal or any other amount due under the Note when due, (ii) the Company's material breach of any of the representations or warranties made in the Loan Agreement, the Note or the other transaction documents, (iii) the Company's failure to observe any undertaking contained in the Note or the other transaction documents in a material respect if such failure continues for 30 calendar days after notice, (iv) the Company admits in writing its inability to pay its debts generally as they mature, makes an assignment for the benefit of creditors or commences proceedings for its dissolution, or applies for or consents to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business, (v) the Company's insolvency or liquidation or a bankruptcy event,
(vi) the entry of money judgment or similar process in excess of $750,000 if such judgment remains unvacated for 60 days, provided that, except for an event of default relating to the payment of principal and interest, the holders of 66.67% of the principal amount of the Loan can waive the defaults.


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        Each of the respective Price Protection Provisions originally contained in the securities purchase agreements previously entered by the Company and the purchasers of the Series A Shares and the Series B Shares, respectively, provides that if the Company enters into a "Lower Price Transaction" (as defined in the relevant such purchase agreement) during a specific period specified in each such agreement, where the (i) lowest per share purchase price contemplated thereunder or the lowest conversion price which would be applicable under the terms of such transaction is below the then current conversion price and/or (ii) the lowest exercise price of any warrants issued thereunder is lower than the then current exercise prices of the warrants issued in connection with such Series A Shares of Series B Shares, as the case may be, then the terms of any unconverted share of the relevant Series A Shares or Series B Shares shall be modified to adjust the relevant conversion price and/or the terms of any unexercised warrants issued in connection therewith shall be modified to adjust the relevant warrant exercise price, and/or the number of warrant shares may be increased depending on the terms of the Lower Price Transaction. The reinstatement of the Price Protective Provisions for the Protected Amount pursuant to the Company's Offer relate solely with respect to the occurrence of a Lower Price Transaction during the Current Protection Period and not to any other protective provision that may have been included in such agreements.

        In connection with the placement of the Notes, the Company paid or will pay to a registered broker dealer which acted as placement agent (the "Placement Agent") a cash fee equal to 10% of the aggregate amount advanced to the Company on account of the Notes. The Placement Agent also acted as placement agent in the May 2006 private placement of the Company's Senior Secured 8% Convertible Debentures as well as the placement in April-May 2005 of the Series B Shares. The Company has incurred and, with respect to any subsequent closings, will incur, additional related closing fees and expenses which will be paid out of the gross proceeds of the Loans.

        The Notes have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The Company believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as transactions not involving a public offering.

        The foregoing description is qualified in its entirety by the Offer document attached hereto as exhibits to this Current Report on Form 8-K and incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS


                     (d) Exhibits.

                     4.1 Form of Promissory Note.

                     10.1 Offer Letter issued by the Company on October 17,
                          2006 to the investors specified therein.

                     10.2 Form of Bridge Loan Agreement dated as of October 10,
                          2006.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        DATED: OCTOBER 24, 2006

                                            /s/ Frank Galuppo
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                                           FRANK GALUPPO
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER